As filed with the Securities and Exchange Commission on September 2, 1998 Registration Statement No. 333-_________________

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                         GLOBAL IMAGING SYSTEMS, INC.
              (Exact name of issuer as specified in its charter)

     Delaware                                              59-3247752
(State or other jurisdiction                (I.R.S. Employer Identification No.)
incorporation or organization)

                       13902 North Dale Mabry, Suite 300
                             Tampa, Florida  33618
                   (Address of Principal Executive Offices)

                 GLOBAL IMAGING SYSTEMS 401(k) RETIREMENT PLAN
                           (Full title of the plan)

                               Thomas S. Johnson
                     President and Chief Executive Officer
                         Global Imaging Systems, Inc.
                       13902 North Dale Mabry, Suite 300
                             Tampa, Florida  33618
                    (Name and address of agent for service)

                                (813) 960-5508
         (Telephone number, including area code, of agent for service)

                                With a copy to:

                            R. Reid Haney, Esquire
                              Kalish & Ward, P.A.
                           101 E. Kennedy Boulevard
                                  Suite 4100
                             Tampa, Florida  33602


                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

 TITLE OF        AMOUNT TO      OFFERING        AGGREGATE OF          AMOUNT OF
SECURITIES          BE          PRICE PER    OFFERING PRICE(1)      REGISTRATION
  TO BE          REGISTERED      SHARE(1)                                FEE
REGISTERED(2)

Common Stock,     500,000       $11.5625      $ 5,781,250           $  1,705.47
$.01 par value


_______________________
(1) Solely for purposes of calculating the registration fee. Pursuant to Rule 457(h)(1), computed upon the basis of the average of the high and low prices reported in the consolidated reporting system (or the average of the bid and ask price) as of August 28, 1998.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

     The following documents, which have been filed by Global Imaging Systems, Inc. (the "Company" or "registrant") with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement as of their respective dates:

     (a) Amendment No. 5 to the Company's Registration Statement on Form S-1 (No. 333-48103) as filed with the SEC on June 17, 1998;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

     (c) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A (SEC File No. 000-24373) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed June 2, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

     Interests of participation in the Plan are being registered hereunder. The Company's securities being offered for purchase through the Plan have been registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     Roger J. Rovell, a partner of Kalish & Ward, P.A. and special counsel to the registrant, beneficially owns 1,000 shares of the Company's common stock.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     The Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-laws of the Company provide for the indemnification of the Company's directors and officers to the fullest extent permitted by law. As permitted by the Delaware General Corporation Law ("DGCL"), the Charter provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

     As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

     In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The DGCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Company has indemnification insurance under which officers and directors are insured against certain liability that may occur in their capacity as such. Additionally, the Company has entered into indemnification agreements with certain of its directors, officers and other key personnel, which may, in certain cases, be broader than the specific indemnification provisions contained under applicable law. The indemnification agreements may require the Company, among other things, to indemnify such officers, directors and key personnel against certain liabilities that may arise by reason of their statutory service as directors, officers or employees of the Company, to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified, and to cover such officers, directors and key employees under the Company's directors' and officers' liability insurance policies to the maximum extent that insurance coverage is maintained.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

     Not applicable.

Item 8. Exhibits.
        --------

     4.1 The Company's Amended and Restated Certificate of Incorporation, previously filed with the SEC as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Amendment No.
                 2), filed with the SEC on May 8, 1998, and incorporated herein by reference.

     4.2 Amended and Restated By-laws of the Company, together with all amendments thereto, previously filed with the SEC as Exhibit
                 3.4 to the Company's Registration

                 Statement on Form S-1 (Amendment No. 2) filed with the SEC on May 8, 1998 and incorporated herein by reference.

     4.3         Global Imaging Systems 401(k) Retirement Plan.

     4.4         Internal Revenue Service Determination Letter Regarding Plan.

     23.1-23.8   Consents of independent accountants.

Item 9.   Undertakings.
          ------------

     A.   Post-Effective Amendments.
          -------------------------

          The registrant hereby undertakes

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Subsequent Documents Incorporated by Reference.
          ----------------------------------------------

          The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Claims for Indemnification.
          --------------------------

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 28th day of August, 1998.

                                         GLOBAL IMAGING SYSTEMS, INC.
                                         (Registrant)

                                         /s/ Thomas S. Johnson
                                   By:   ---------------------------------------
                                         Thomas S. Johnson
                                         President and Chief Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.


     SIGNATURE                TITLE                            DATE
     ---------                -----                            ----


/s/ Thomas S. Johnson         President, Chief Executive       August 28, 1998
-------------------------     Officer and Director
Thomas S. Johnson


/s/ Raymond Schilling         Vice President, Chief            August 28, 1998
-------------------------     Financial Officer, Secretary
Raymond Schilling             and Treasurer (Chief Accounting
                              Officer)


/s/ Carl D. Thomas            Director                         August 28, 1998
-------------------------
Carl D. Thomas


/s/ L. Neal Berney            Director                         August 27, 1998
-------------------------
L. Neal Berney


/s/ Bruce D. Gorchaw          Director                         August 28, 1998
-------------------------
Bruce D. Gorchaw


/s/ William C. Kessinger      Director                         August 28, 1998
-------------------------
William C. Kessinger

                                   THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee(s) (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 1, 1998.



                                     GLOBAL IMAGING SYSTEMS, INC.
                                     401(K) RETIREMENT PLAN


                                 By: /s/ James Peacock, AVP
                                     -------------------------------------
                                     Duly authorized officer of Prudential
                                     Bank & Trust Company, Trustee

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
-------

4.1   The Company's Amended and Restated Certificate of
      Incorporation, previously filed with the SEC as
      Exhibit 3.2 to the Company's Registration Statement on
      Form S-1 (Amendment No. 2), filed with the SEC on May
      8, 1998, and incorporated herein by reference.

4.2 Amended and Restated By-laws of the Company, together with all amendments thereto, previously filed with the SEC as Exhibit 3.4 to the Company's Registration Statement on Form S-1 (Amendment No. 2) filed with the SEC on May 8, 1998, and incorporated herein by reference.

4.3   Global Imaging Systems 401(k) Retirement Plan

4.4   Internal Revenue Service Determination Letter regarding
      Plan.

23.1  Consent of Ernst & Young, LLP

23.2  Consent of Joseph D. Kalicka & Company, LLP

23.3  Consent of Arthur Andersen LLP

23.4  Consent of Barnard, Combs, Potts & Rhyne, P.A.

23.5  Consent of Moss Adams, L.L.P.

23.6  Consent of Pasquale & Bowens, L.L.P.

23.7  Consent of Edmondson, LedBetter & Ballard, L.L.P.

23.8  Consent of Smith & Howard, P.C.